Exhibit 24

DIRECTORS AND OFFICERS

POWER OF ATTORNEY

Global Power Equipment Group Inc. intends to file a registration statement on Form S-8 (the “Registration Statement”) to register shares relating to the Global Power Equipment Group Inc. 2011 Equity Incentive Plan (the “Plan”). Each of the persons signing his name below confirms, as of the date appearing opposite his signature, that Tracy D. Pagliara and David L. Willis, and each of them, with full power of substitution and resubstitution, are authorized on his behalf to sign and to file with the Securities and Exchange Commission such Registration Statement, with all exhibits thereto and other documents in connection therewith, relating to shares to be issued pursuant to the Plan, and any and all further amendments (including post-effective amendments) and supplements to the Registration Statement. Each person so signing also confirms the authority of Tracy D. Pagliara and David L. Willis, and each of them, to do and perform on his behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form S-8 filing requirements. The authority confirmed herein shall remain in effect as to the person signing his name below until such time as the Securities and Exchange Commission shall receive from such person a written communication terminating or modifying the authority.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ David L. Keller David L. Keller	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2011

/s/ David L. Willis David L. Willis	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2011

/s/ Charles Macaluso Charles Macaluso	Chairman of the Board of Directors	May 19, 2011

/s/ Carl Bartoli Carl Bartoli	Director	May 19, 2011

/s/ Terence J. Cryan Terence J. Cryan	Director	May 19, 2011

/s/ Eugene I. Davis Eugene I. Davis	Director	May 19, 2011

/s/ Frank E. Williams Frank E. Williams	Director	May 19, 2011